UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2007
WINDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32422	20-0792300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4001 Rodney Parham Road, Little Rock, Arkansas 72212

(Address of Principal Executive Offices, Including Zip Code)
(501) 748-7000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.
     On January 29, 2006, Windstream Corporation distributed a notice to each director and executive officer of Windstream, informing them that a trading suspension with respect to the Windstream common stock in the Windstream 401(k) Plan is expected to commence at 2:00 pm, Central Standard Time, on February 28, 2007 and is expected to end during the week of March 12, 2007. The trading suspension will be triggered as a result of the pending merger of the Windstream Profit Sharing Plan and the Valor Savings Plan into the Windstream 401(k) Plan, which merger will cause a temporary suspension of trading activity under the Windstream 401(k) plan. The suspension of trading activity under the Windstream 401(k) Plan will suspend the ability of participants to direct or diversify investments, including investments in Windstream common stock, enroll, or obtain loans, withdrawals or distributions.
     According to applicable regulations, Windstream notified its directors and executive officers that they will be prohibited during the trading suspension period from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of Windstream common stock if the director or executive officer acquired such shares in connection with his or her service as a director or executive officer. Windstream has designated John P. Fletcher, Executive Vice President and General Counsel, as the officer to respond to questions by directors and executive officers about the blackout period. Mr. Fletcher’s address is 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and his telephone number is (501) 748-7900.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

Dated: January 29, 2007

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